Exhibit 99.14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated February 24, 2009, relating to the financial statements and financial highlights which appear in the December 31, 2008 Annual Reports to Shareholders of International Equity Flex I Portfolio, International Equity Flex II Portfolio, and International Equity Flex Ill Portfolio, portfolios of the Credit Suisse Trust, which are incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Important Information About the Acquisitions”, “Important News for Portfolio Shareholders”, “Prospectus/Proxy Statement”, “Management of Each Portfolio”, “Financial Highlights of the Acquiring Portfolio”, “Independent Registered Public Accounting Firm”, “Form of Agreement and Plan of Reorganization - Exhibit A”, “Statement of Additional Information - Financial Statement”, and “Part C - Other Information” in such Registration Statement

/s/ PricewaterhouseCoopers LLP

Boston, MA

October 6, 2009